Exhibit 99.2
1 1 Bill Doyle President & CEO PotashCorp.com Investor Presentation August 17, 2010 Wayne Brownlee Executive VP & CFO

2 Forward-Looking Statements This presentation contains forward-looking statements or forward-looking information (forward-looking statements). These statements are based on certain factors and assumptions including foreign exchange rates, expected growth, results of operations, performance, business prospects, valuation and opportunities and effective income tax rates. While the company considers these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to: future actions taken by BHP Billiton in connection with its unsolicited, non-binding proposal; fluctuations in supply and demand in fertilizer, sulfur, transportation and petrochemical markets; changes in competitive pressures, including pricing pressures; the recent global financial crisis and conditions and changes in credit markets; the results of sales contract negotiations with China and India; timing and amount of capital expenditures; risks associated with natural gas and other hedging activities; changes in capital markets and corresponding effects on the company's investments; changes in currency and exchange rates; unexpected geological or environmental conditions, including water inflow; strikes and other forms of work stoppage or slowdowns; changes in and the effects of, government policy and regulations; and earnings, exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates. Additional risks and uncertainties can be found in our Form 10-K for the fiscal year ended December 31, 2009 under captions "Forward-Looking Statements" and "Item 1A - Risk Factors" and in our other filings with the US Securities and Exchange Commission and Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this presentation and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

3 Agenda Situation Overview Key Reasons for Rejection Key Elements Supporting Rejection Concluding Remarks Appendix

4 PotashCorp today announced that its Board of Directors has received and unanimously rejected an unsolicited proposal from BHP Billiton to enter into a transaction under which BHP Billiton would acquire PotashCorp for US$130 per share in cash PotashCorp's Board of Directors thoroughly reviewed BHP Billiton's unsolicited proposal with the assistance of its independent financial and legal advisors PotashCorp's Board unanimously believes that the BHP Billiton's proposal substantially undervalues PotashCorp and fails to reflect our premier position in a strategically vital industry and our unparalleled future growth prospects In the interest of transparency, the Board determined to proactively disclose the proposal to inform shareholders of BHP Billiton's aggressive attempt to acquire PotashCorp for significantly less than its intrinsic value BofA Merrill Lynch, Goldman, Sachs & Co. and RBC Capital Markets are acting as financial advisors to PotashCorp and Jones Day and Stikeman Elliott are acting as its legal advisors Situation Overview Summary of BHP Billiton Proposal and Response of PotashCorp Board

5 BHP Billiton Proposal Fails to Reflect PotashCorp's Prospects for Continued Growth and Shareholder Value Creation Poised to deliver strong earnings growth as agricultural fundamentals continue to strengthen and global demand for its products increases Company firmly believes it is on the verge of an inflection point, where potash demand returns to historical trend-line growth, supply tightens, and pricing improves Investments in new potash capacity uniquely position it to capture a disproportionate share of demand growth PotashCorp is a Uniquely Valuable Asset The premier global producer with unparalleled potash assets in an industry characterized by substantial barriers to entry, few producers and no known product substitutes Unmatched ability to meet the needs of North American customers and growing offshore potash markets Substantial recent and ongoing investments to increase capacity, and strategic equity investments in China, Chile, Jordan and Israel Key Reasons for Rejection 1 2

6 BHP Billiton Proposal Represents a Wholly Inadequate Premium for Control Low premium does not reflect strategic importance, scarcity value, quality of assets or the unique opportunity PotashCorp affords to BHP Billiton or any other acquiror Premium offered is substantially inferior even to average control premiums globally and within Canada; Issue more acute given Board's belief that current stock price is far below intrinsic value BHP Billiton Proposal is Timed to Deprive PotashCorp Shareholders of Full Value BHP Billiton is opportunistically attempting to transfer the upside value in PotashCorp to its own shareholders at the expense of PotashCorp shareholders BHP Billiton proposal is highly opportunistic and an ill-disguised attempt to exploit an anomaly in the equity market valuation of PotashCorp PotashCorp believes that BHP Billiton intentionally launched its proposal just as the fertilizer industry emerges from an unprecedented demand decline associated with the global downturn in order to seize the value that PotashCorp is poised to create for its shareholder The Company is confident that, given the demand growth and margin potential anticipated, the continued execution of PotashCorp's strategic plan would deliver substantially more value to PotashCorp shareholders than the BHP Billiton proposal Key Reasons for Rejection (Cont'd) 3 4

7 7 Source: from view menu, turn off if not needed Key Elements Supporting Rejection

8 Source: USDA, FAO, UN, PotashCorp Fruit and Vegetable Consumption Grain and Oilseed Consumption Billion Tonnes 1 Population and Income Growth Drive Food Consumption A continuing rise in demand for food, unabated by the global economic downturn, supports a sustainable period of growth for agriculture Billion Tonnes

9 Percent World Grain Stocks-To-Use Ratio Tightening Based on crop year data. For example, 2010F refers to the 2010/11 crop year. Grain includes coarse grains and wheat 25 Year Average Strong grain demand and production issues in certain key growing regions drawing global grain stocks lower Source: USDA 1

10 Source: World Bank July 2010 Price - Percentage Increase Compared to 2000-2009 Average 1 Crop Prices Remain Well Above Historical Averages Global crop prices remain well above historical levels, reflecting the long- term challenge of meeting rising food demand

11 Source: USDA, PotashCorp $US/Acre 2010E based on USDA spring fertilizer prices of $511/ST KCl, $508/ST DAP and $448/ST Urea; $4.00/bu corn price and 163 bu/acre 1 US Avg Corn Economics - Expect 2nd Highest Returns in 2010 Near record farm economics support increased fertilizer demand and the potential for higher nutrient prices

12 Source: Bloomberg, IPNI, PotashCorp Percentage Change 000 MT KCl - 12 Month Rolling Av. 000 MT KCl Crop Prices North American Producer Potash Shipments Market appears to be on the verge of an inflection point, expected to support a powerful period of growth 1 Recent Signs of Return to Long-Term Growth Trend North American Producer Potash Inventory

13 Source: Fertecon, PotashCorp Million Tonnes KCl World Potash Shipments - Returning to Period of Growth * Based on historical annual potash demand growth rate of 3.0-3.5 percent. 1 Proposal timed to acquire PotashCorp before earnings begin to fully reflect a return to the historical trend-line growth in potash demand

14 Source: Fertecon, PotashCorp World Potash Operating Rate* 1 On the Verge of Reaching the Inflection Point PotashCorp strongly believes that a return to historical trend-line growth by 2011 will result in tightening potash supply and pricing improvements Forecast based on 3.5 percent demand CAGR 2000-2015 * Based on percentage of operational capability

15 Source: PotashCorp Million Tonnes Operational Capability Operational Capability 3.5MMT of existing "paid for" operating capability 5.9MMT of additional operational capability through Capex program - of which 40% spent (approx $3B) PotashCorp Sales Forecast 1 Expanding Capability Provides Opportunities for Earnings Growth BHP Billiton's proposal does not compensate PotashCorp's shareholders for unmatched ability to capture disproportionate share of future growth opportunities

16 Source: Fertecon, British Sulphur, IFA, PotashCorp Million Tonnes KCl - 2009 to 2015 PotashCorp Operational Capability and Growth Potential Unmatched PotashCorp PotashCorp investments: ICL (14%), APC (28%), SQM (32%) and Sinofert (22%) Note: PotashCorp based on operational capability (what we could physically produce) while competitor capacity is stated nameplate, which may exceed operational capability 1 BHP Billiton's proposal ignores value inherent in PotashCorp's current and planned expansions that further advance PotashCorp's premier position in the potash sector

17 Million Tonnes KCl Source: Fertecon, Public Filings, PotashCorp PotashCorp Represents Majority of New Capacity Through 2014 Capacity PotashCorp Percentage of New Capacity** PotashCorp Equity Investments* Other Canpotex Members Other Producers * PotashCorp investments: ICL (14%), APC (28%), SQM (32%) and Sinofert (22%) ** PotashCorp based on operational capability (what we could physically produce) while competitor capacity is stated nameplate, which may exceed operational capability) 1 PotashCorp expected to capture majority of new demand growth through capacity additions, enhanced by exposure through equity investment positions

18 Full Value of Investments Not Reflected in PotashCorp Stock Price Source: Bloomberg, I/B/E/S, PotashCorp US$ per Share * Assumes: $345M EBITDA/$328 net income contribution; current multiples based on street consensus at August 13, 2010; market value of investments as at August 13, 2010 1 Premium implied by BHP Billiton's proposal materially reduced after considering market value of equity investments not fully reflected in PotashCorp's share price. BHP Billiton also ignoring control premium applicable to PotashCorp's major stakes in APC and SQM $7.4B US Value not recognized in current share price (~$8/share) Value not recognized in current share price (~$12/share)

19 PotashCorp Is a Uniquely Valuable Asset 2 Global leader in a vital industry - "The Saudi Arabia of Potash" Population growth and improving diets are irrefutable demand-side drivers Supply-side comprised of few players with substantial barriers to entry PotashCorp occupies a unique space within this industry creating substantial scarcity value Attractive portfolio of low cost brownfield expansion opportunities to capitalize on expected growth Further leverage through quality portfolio of equity investments PotashCorp among the extremely limited opportunities globally which satisfy BHP Billiton's stated investment criteria - market leadership, low-cost/high return products, expandable, export orientated and portfolio suitability Unique nature of PotashCorp commands superior control premium

20 PotashCorp Is a Uniquely Valuable Asset 2 "We should step back to our strategy that says we really only want very large, low cost, export-oriented [businesses] and then only in certain products. If we pass all the things in the market through that set of filters really, you find there's not that many of the types of assets that we want that trades." - Marius Kloppers - Wall Street Journal ("BHP Billiton CEO on Acquisition Strategy" Nov 09, 2009) "Opportunities to acquire tier-one assets in low-risk regions, well positioned to serve the Asian markets, do not come around very often." - Chip Goodyear - Mining Journal ("BHP Billiton snatches WMC from Xstrata" Mar, 11 2005)

21 21 Limited Number of Accessible Potash Platforms for an Acquiror Projected Future Potash Capacity of Current Industry Participants (2015) PotashCorp is one of only two widely held potash companies globally Reflecting Marketing Organizations & Equity Investments Global Participants 2

22 Source: Fertecon, British Sulphur, AMEC, PotashCorp Proposal Does Not Adequately Reflect Scarcity Value of PotashCorp * Based on nameplate capacity which may exceed operational capability (estimated annual achievable production level). ** Estimated costs for conventional greenfield mine in Saskatchewan 2 Potash (KCl) PotashCorp % World Capacity* #1 in world 20% World Capacity* # of Producing Countries Only 12 Producing Countries % Gov't Control 20% Time for Greenfield (including ramp-up) Minimum 7 years Cost for Greenfield (including infrastructure and potential purchase of deposit) CDN $3.5- $5.0 billion** 2 million tonnes

23 Source: Blue, Johnson & Associates, Fertecon, Public Filings, PotashCorp World Class Nitrogen and Phosphate Assets PotashCorp Phosphate Rock Reserve Life* Years Million Tonnes Product *Proven and probable reserves permitted and to be permitted as of December 31, 2009 2 In addition to our leadership position in potash, PotashCorp has large-scale, low-cost Trinidad assets and high-quality phosphate rock reserves in Aurora Low-cost Western Hemisphere Ammonia Capacity *Tringen is the Government portion only

24 Source: PotashCorp $US/tonne Netback Required (fob mine) Key Assumptions: 2-million-tonne project constructed in Saskatchewan, plus cost of infrastructure; Minimum 7 year development and ramp-up timeline; $US/CDN at par PotashCorp Q2 2010 Netback = $309/MT Estimated netback range required based on capital cost scenarios Proposal Does Not Adequately Reflect Scarcity Value of PotashCorp 2 Greenfield investment economics unattractive at current potash prices, highlighting value of PotashCorp's premier position and brownfield opportunities

25 Historical Premiums in Marquee Canadian Resource Transactions 3 BHP Billiton's proposal does not recognize PotashCorp's marquee status in the global resource sector Source: Bloomberg Percentage* * Premium represents the final offer price relative to the unaffected price

26 Proposal Timed to Deprive PotashCorp Shareholders of Full Value 4 Source: FactSet, PotashCorp, Bloomberg as of August 13, 2010 Operating Rate $/Share PotashCorp share price poised to recover as demand and operating rates rise PotashCorp Op Rate* PotashCorp Stock Price Global ex PotashCorp Op Rate * Based on percentage of operational capability

27 EBITDA Potential Scenarios (at 2015 Operational Capability)* $US Billions EBITDA Potential Scenarios (at 2011 Operational Capability)* $US Billions Source: PotashCorp 4 Proposal Timed to Deprive PotashCorp Shareholders of Full Value BHP Billiton's proposal fails to reflect PotashCorp's substantial earnings leverage from higher potash prices and volumes * Assumptions include: gross margin for phosphate and nitrogen between $0.5 - $1.0 Billion (USD); Tax rate of 27 percent and PPT as a percentage of potash gross margin: 2011 (6-14 percent); 2015 (13-20 percent)

28 28 Source: from view menu, turn off if not needed Concluding Remarks

29 BHP Billiton Proposal Fails to Reflect PotashCorp's Prospects for Continued Growth and Shareholder Value Creation PotashCorp is a Uniquely Valuable Asset BHP Billiton Proposal Represents a Wholly Inadequate Premium for Control BHP Billiton Proposal is Timed to Deprive PotashCorp Shareholders of Full Value Concluding Remarks

30 30 Source: from view menu, turn off if not needed PotashCorp.com Thank you.

Important Information
This presentation is neither an offer to purchase nor the solicitation of an offer to sell any securities. PotashCorp will file a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) within 10 business days following the commencement of an offer to purchase. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC (when available), because they will contain important information.
Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC (when available) through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.gov. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC (when available) may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 — 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.